Loan Nos. 30-9991191 and 34-3002026

Property Name: Wells Fargo Tower

CONSENT AND ACKNOWLEDGMENT AGREEMENT

THIS CONSENT AND ACKNOWLEDGMENT AGREEMENT (this “Agreement”) is entered into as of this 15th day of October 2013, by and among U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF GS MORTGAGE SECURITIES CORPORATION II, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-GG10 (“Lender”); NORTH TOWER, LLC, a Delaware limited liability company (“Borrower”); MPG OFFICE, L.P., a Maryland limited partnership (f/k/a Maguire Properties, L.P.) (“Old Guarantor”); and BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company (“New Guarantor”).

RECITALS

A.           Pursuant to that certain Loan Agreement, dated as of April 4, 2007, by and between Lehman ALI Inc. (“Lehman”) and Greenwich Capital Financial Products, Inc. (“Greenwich”, and collectively with Lehman, “Original Lender”) and Borrower, as amended by that certain Amendment to Non-Recorded Loan Documents, dated as of June 7, 2007, between Borrower and Original Lender (as so amended, the “Original Loan Agreement”, as amended by this Agreement, and as the same may be further amended, restated, replaced or otherwise modified from time to time, the “Loan Agreement”), Original Lender made a loan to Borrower in the aggregate original principal amount of Five Hundred Fifty Million and 00/100ths Dollars ($550,000,000.00) (the “Loan”), as evidenced by that certain Promissory Note (A-l), dated as of April 3, 2007, made by Borrower to the order of Lehman, and that certain Promissory Note (A-2), dated as of April 4, 2007, made by Borrower to the order of Greenwich (collectively, as amended, restated, replaced or otherwise modified from time to time, the “Note”).

B.           The Loan is secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as amended, restated, replaced or otherwise modified from time to time, the “Security Instrument”), dated as of April 4, 2007, made by Borrower to Chicago Title Insurance Company, as trustee, for the benefit of Original Lender, and recorded in the official records of Los Angeles County, California, and encumbering that certain real property, buildings, structures and other improvements described therein.

C.           In connection with the Loan, Old Guarantor and Borrower executed that certain Environmental Indemnity Agreement, dated as of April 4, 2007 (as amended, restated, replaced or otherwise modified from time to time, the “Environmental Indemnity”), in favor of Original Lender, and Old Guarantor executed that certain Guaranty Agreement, dated as of April 4, 2007 (the “Old Guaranty”), in favor of Original Lender.

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D.           Lender is the current holder of the Loan, and Wells Fargo Bank, National Association is master servicer and services the Loan for, and on behalf of, Lender.

E.           The Original Loan Agreement, the Note, the Security Instrument and all other documents executed by Borrower, Old Guarantor and/or others in connection with the Loan in effect immediately prior to the date hereof are hereafter collectively referred to as the “Original Loan Documents”. The Original Loan Documents (as amended by this Agreement), this Agreement, and all other documents executed by Borrower, Old Guarantor, New Guarantor and/or others in connection with this Agreement or the Loan, together with any supplements, amendments, modifications, replacements or extensions thereof, are hereafter collectively referred to as the “Loan Documents”.

F.           MPG Office Trust, Inc. (“MPG REIT”), Old Guarantor, Brookfield DTLA Holdings LLC, Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc. (“REIT Merger Sub”), and Brookfield DTLA Fund Properties LLC (“Partnership Merger Sub”) (collectively, the “Merger Parties”) entered into that certain Agreement and Plan of Merger, dated as of April 24, 2013, as amended by the Waiver and First Amendment to Agreement and Plan of Merger, dated as of May 19, 2013, by and among the Merger Parties, as further amended by the Second Amendment to Agreement and Plan of Merger, dated as of July 10, 2013, by and among the Merger Parties, and as further amended by the Third Amendment to Agreement and Plan of Merger, dated as of August 14, 2013, by and among the Merger Parties (as so amended, together with (i) all Schedules and Exhibits thereto, (ii) that certain letter, dated as of September 13, 2013, by MPG REIT addressed to Brookfield Office Properties Inc., extending the Outside Date (as defined therein), and (iii) that certain letter, dated as of September 27, 2013, by MPG REIT addressed to Brookfield Office Properties Inc., extending the Outside Date, the “Transaction Agreement”).

G.           On the date hereof, pursuant to the Transaction Agreement, or as otherwise contemplated by this Agreement, as applicable, (i) MPG REIT shall merge with REIT Merger Sub, Partnership Merger Sub shall merge with Old Guarantor, and the other transactions contemplated by the Transaction Agreement shall occur so that the direct and indirect ownership interests in Borrower are as set forth on Schedule 5 attached hereto (such mergers and the other transfers and other transactions that are required to occur in order for the direct and indirect ownership structure of Borrower to be the same as set forth on Schedule 5 attached hereto, collectively, the “Equity Transfer”), (ii) Old Guarantor (in its capacity as Manager) shall be terminated as the Manager of the Property (and the Management Agreement to which it is a party shall be terminated), (iii) Brookfield Properties Management (CA) Inc., a Delaware corporation (“New Manager”), shall be engaged by Borrower as the replacement Manager of the Property pursuant to that certain Management and Leasing Agreement, dated as of the date hereof, (iv) Old Guarantor shall be released from its obligations under the Old Guaranty and Environmental Indemnity in accordance with the terms hereof, and (v) New Guarantor shall execute and deliver the New Guaranty (as defined below) and join the Environmental Indemnity in accordance with the terms hereof (the transactions contemplated by clauses (i) through (v), collectively, the “Transaction”).

H.           The Transaction is not permitted under the terms of the Original Loan Agreement and the other Original Loan Documents without obtaining Lender’s consent in connection therewith; therefore Borrower is seeking Lender’s consent to the Transaction and to certain matters set forth herein, under the terms and conditions hereof.

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I.           Upon consummation of the Transaction, New Guarantor will own, indirectly, the equity interests in Borrower reflected on Schedule 5 attached hereto, and New Guarantor will substantially benefit from the Transaction; as a condition to Lender’s consent to the Transaction, New Guarantor will execute a new Guaranty Agreement, dated as of the date hereof (as amended, restated, replaced or otherwise modified from time to time, the “New Guaranty”) in favor of Lender, concurrently with this Agreement, and join the Environmental Indemnity as the Guarantor and an Indemnitor (as each term is defined in the Environmental Indemnity) in accordance with the terms hereof.

J.           All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Consent to the Transaction. Subject to each of the terms and conditions set forth herein, Lender hereby consents to the Transaction. Furthermore, the parties hereto agree that Lender’s consent to the Transaction is a one-time consent restricted to the Transaction, and such consent shall not otherwise constitute a consent, waiver or modification of any right, remedy or power of Lender under any of the Loan Documents or otherwise.

2.            Representations and Warranties.

(a)          Borrower Organizational Documents. Borrower represents and warrants to Lender that (i) the certificate of formation and limited liability company agreement of Borrower delivered to Lender in connection with the closing of the Loan have not been amended, modified or revoked since the Closing Date, other than any such amendment or modification to Borrower’s certificate of formation or limited liability company agreement that was effectuated in accordance with the Loan Documents and is attached as an exhibit to the officer’s certificate delivered to Lender in connection with this Agreement (the “Officer’s Certificate”), and (ii) true, correct and complete copies of the certificate of formation and limited liability company agreement of Borrower, in each case, as amended (if applicable), as of the date hereof are attached to the Officer’s Certificate.

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(b)          Execution, Delivery, Authority, No Violations. Each of Borrower, Old Guarantor and New Guarantor, with respect to itself only, represents and warrants to Lender that: (i) it is duly formed, validly existing and in good standing as a limited liability company or limited partnership, as applicable, under the laws of the state of its formation, with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification; (ii) this Agreement and the other documents executed in connection with this Agreement and the Transaction by such entity have been duly executed and delivered and constitute the legal, valid and binding obligations of such entity, enforceable against such entity in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of the rules of equity; (iii) the execution and delivery of this Agreement and the other documents executed in connection herewith by such entity, and the performance of its respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder (or such portions of such transactions to which it is a party), (A) have been duly authorized by all requisite organizational action on the part of such entity and will not violate any provision of any applicable legal requirements, decree, order, injunction or demand of any court or other governmental authority applicable to such entity, or any organizational document of such entity and (B) do not require any consent, approval, authorization or order of any court, governmental authority or any other Person, other than those which have already been obtained by such entity prior to the date hereof; and (iv) except to the extent modified by (A) this Agreement, (B) the First Amendment to Lockbox Agreement, dated as of the date hereof (the “Lockbox Agreement Amendment”), among Borrower, Lender, Old Guarantor (in its capacity as Manager), New Manager and Bank of the West, and (C) the First Amendment to Cash Management Agreement, dated as of the date hereof (the “Cash Management Agreement Amendment”), among Borrower, Lender, Old Guarantor (in its capacity as Manager) and New Manager, the terms of the Original Loan Documents remain unmodified and the respective obligations of Borrower and Old Guarantor under the Loan Documents remain in full force and effect in accordance with the terms and provisions hereof and thereof.

(c)          Property Agreements. Borrower represents and warrants to Lender that: (i) except as listed on Schedule 1 attached hereto, no consent, approval or authorization to the Transaction or the execution and delivery of this Agreement and the other documents executed in connection herewith by such entity, and the performance of its respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder is required pursuant to any material Property Agreement and (ii) neither the Transaction nor the execution and delivery of this Agreement and the other documents executed in connection herewith by Borrower, and the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder does, nor will, (A) result in a default under any material Property Agreement, (B) materially and adversely affect the use, possession, ownership or operation of the Property under or with respect to any material Property Agreement, (C) materially and adversely affect any right, privilege, benefit, liability or obligation of Borrower under or with respect to any material Property Agreement, or (D) deprive Lender of any material direct or indirect benefits of, or rights under, any material Property Agreement. Borrower further represents and warrants to Lender that true, correct and complete copies of all consents, approvals and authorizations listed on Schedule 1, if any, have been delivered to Lender. For the purposes of this Section 2(c), “Property Agreement” shall mean each document or agreement to which Borrower is a party or to which the Property is subject, including, without limitation, any ground lease, Lease or operating agreement, and any document or agreement of record, affecting or relating to the Property, including, without limitation, any covenant, condition, easement, encumbrances, lien or other restriction, in each case as amended, supplemented or otherwise modified as of the date hereof.

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(d)          Original Loan Document Representations and Warranties. Borrower represents and warrants to Lender that, to the actual knowledge of Mark Brown, Global Chief Investment Officer and/or Jason Kirschner, VP of Finance of Brookfield Office Properties, Inc. (collectively, the “Specified Brookfield Persons”), all of Borrower’s representations and warranties set forth in the Original Loan Documents (as qualified or excluded as set forth on Schedule 2) are true and correct in all material respects as if made by Borrower on and as of the date hereof.

(e)          Financial Statements. Each of Borrower, Old Guarantor, and New Guarantor, with respect to itself and its respective affiliates only, represents and warrants to Lender that the financial statements of Borrower, Old Guarantor, New Guarantor and any of their respective affiliates, as applicable, most recently delivered to Lender: (i) are true, correct and complete, in all material respects; (ii) fairly present the financial condition of such entities as of the date of such statements in all material respects; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied or other accounting standards expressly approved by Lender in writing, except, in the case of financial statements other than annual audited financial statements, for the absence of footnotes and normal year-end adjustments. Each of Borrower, Old Guarantor and New Guarantor, with respect to itself only, further represents and warrants to Lender that, since the date of such financial statements, except as set forth on Schedule 3 attached hereto, there has been no material adverse change in the financial condition of Borrower, Old Guarantor, New Guarantor or any of such affiliates, as applicable.

(f)          Information. Each of Borrower, Old Guarantor, and New Guarantor, with respect to itself only, represents and warrants to Lender that no information provided by or on behalf of Borrower, Old Guarantor or New Guarantor, as applicable, to Lender in connection with the Transaction contains any untrue statement of a material fact or omits to state any material fact necessary to make such information not misleading in any material respect.

(g)          No Defaults. Borrower represents and warrants to Lender that (i) to the actual knowledge of the Specified Brookfield Persons, no default, or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and remains uncured under any of the Original Loan Documents and (ii) no Event of Default has occurred and remains uncured under any of the Original Loan Documents.

(h)          No Pledges. Each of Borrower and New Guarantor represents and warrants to Lender that no direct or indirect interest in the Property, Borrower (or any entity that directly or indirectly owns an equity interest in Borrower) or any other collateral securing the Loan has been pledged, mortgaged, hypothecated or otherwise encumbered as security for any obligation in connection with the Transaction in violation of the Loan Documents.

(i)          Borrower Organizational Chart. Borrower represents and warrants to Lender that (i) the organizational chart attached hereto as Schedule 4 relating to Borrower, Old Guarantor and the other named persons and/or entities therein is true and correct immediately prior to the consummation of the Transaction, (ii) the organizational chart attached hereto as Schedule 5 relating to Borrower, New Guarantor and the other named persons and/or entities therein is true and correct immediately after the consummation of the Transaction, and (iii) immediately after the consummation of the Transaction, (A) Brookfield Office Properties, Inc., a Canadian corporation, directly or indirectly owns twenty-five percent (25%) or more of the ownership interests in New Guarantor, and Controls (as defined in Section 4(a) hereof) New Guarantor and Borrower and (B) New Guarantor Controls and indirectly owns fifty-one percent (51%) or more of the ownership interests in Borrower.

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(j)           The Transaction and the Transaction Agreement. Each of Borrower, Old Guarantor and New Guarantor represents and warrants to Lender that (i) the Transaction Agreement is the only material agreement among the Merger Parties and their respective affiliates governing the terms and conditions for the consummation of the Equity Transfer, (ii) Borrower has provided Lender, prior to the date hereof, with true, correct and complete executed copies of the Transaction Agreement (except certain schedules which have been redacted, which redacted provisions, individually or in the aggregate, could not reasonably be considered material in connection with Lender’s decision to consent to the Transaction as contemplated hereunder), (iii) neither the Transaction Agreement nor any material term, condition or provision thereof has been amended, modified or otherwise changed in any material respect or waived or terminated in any manner which, in any such case, individually or in the aggregate, (A) could materially and adversely affect the ability of Borrower, Old Guarantor or New Guarantor to perform its respective obligations under the Loan Documents or (B) could reasonably be considered material in connection with Lender’s decision to consent to the Transaction as contemplated hereunder, (iv) Borrower has provided Lender, prior to the date hereof, with a copy of, if any, all written amendments or modifications to, or waivers or terminations of, the Transaction Agreement or any term, condition or provision thereof, and (v) the Transaction has been consummated as of the date hereof in accordance with the terms and provisions of the Transaction Agreement.

(k)           No Material Adverse Effect. Borrower represents and warrants to Lender that the consummation of the Transaction will not, (i) adversely affect the use, possession, ownership or operation of the Property in any material way under or with respect to the Loan Documents, (ii) materially and adversely affect any right, privilege, benefit, liability or obligation of the owner of the Property under or with respect to the Loan Documents, or (iii) deprive Lender of any material direct or indirect benefits of, or rights under, any of the Loan Documents.

(l)          Financial Certification; No Litigation. Each of Borrower, Old Guarantor and New Guarantor, with respect to itself only, represents and warrants to Lender that(i) none of Borrower, Old Guarantor or New Guarantor is currently a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, (ii) there is no outstanding litigation (individually or in the aggregate) materially and adversely affecting, or that could materially and adversely affect, the Property, Borrower, Old Guarantor, New Guarantor or the ability of any of the applicable parties to consummate the Transaction in accordance with the terms and conditions of the Transaction Agreement or this Agreement, and (iii) none of Borrower or New Guarantor is presently insolvent, and the proposed Transaction will not render Borrower or New Guarantor insolvent.

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(m)          No Prohibited Persons or Embargoed Persons. Each of Borrower and New Guarantor represents and warrants to Lender that, after giving effect to the Transaction, (a) none of the funds or other assets of Borrower or New Guarantor constitute property of, or are beneficially owned or controlled, directly or indirectly, by any Person or entity subject to trade restrictions under United States or other relevant law, including, but not limited to, any sanctions administered or enforced by the United States Department of Treasury’s Office of Foreign Assets Control and the United Nations Security Council, or economic sanctions imposed pursuant to the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., or any Executive Orders or regulations promulgated under any such United States laws with the result that the investment in Borrower or New Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law (each, an “Embargoed Person”) or the Loan made by Lender is or would be in violation of law, (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or New Guarantor, as applicable, with the result that the investment in Borrower or New Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law, and (c) none of the funds of Borrower or New Guarantor, as applicable, has been derived from any unlawful activity with the result that the investment in Borrower or New Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law. The representations and warranties contained in this Section 2(m) shall not be deemed to apply to (i) unaffiliated non- controlling preferred stockholders or members or (ii) shareholders in any indirect owner of Borrower or New Guarantor whose shares are listed through a publicly traded company listed on any nationally recognized exchange.

3.            Post-Closing Obligations. Without limiting anything set forth in the Loan Documents, to the extent any transfer tax is now or hereafter due and payable in connection with the Transaction, Borrower shall timely pay such tax.

4.            Amendments to Loan Agreement. Borrower and Lender agree (and Old Guarantor and New Guarantor acknowledge) that the Loan Agreement is hereby amended as of the date hereof as follows:

(a)          Section 1.1. The following definitions, as set forth in Section 1.1 of the Loan Agreement, are amended as follows:

(i)          The definition of “Assignment of Management Agreement” is hereby deleted in its entirety and replaced with the following:

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the Equity Transfer Date, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

(ii)         The definition of “Control” is hereby deleted in its entirety and replaced with the following:

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“Control” means the ability, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (including by being the sole general partner or sole managing member of the Person in question), to (a) direct or cause the direction of the management and policies of the Person in question and (b) conduct the day-to-day business operations of the Person in question.

(iii)        The definition of “Guarantor” is hereby deleted in its entirety and replaced with the following:

“Guarantor” shall mean Brookfield DTLA Holdings LLC, a Delaware limited liability company, together with its successors and permitted assigns, if any, and any other Person hereafter executing a separate guaranty or indemnity agreement in favor of Lender in connection with the Loan.

(iv)        The definition of “Guaranty” is hereby deleted in its entirety and replaced with the following:

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the Equity Transfer Date, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

(v)         The definition of “Insolvency Opinion” is hereby deleted in its entirety and replaced with the following:

“Insolvency Opinion” shall mean that certain nonconsolidation opinion letter, dated the Equity Transfer Date, rendered by Goodwin Procter LLP in connection with the Loan.

(vi)        The definition of “Management Agreement” is hereby deleted in its entirety and replaced with the following:

“Management Agreement” shall mean that certain Management and Leasing Agreement, dated as of the Equity Transfer Date, entered into between Borrower and Manager, as the same may be amended, modified or supplemented from time to time, pursuant to which Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement.

(vii)       The definition of “Manager” is hereby deleted in its entirety and replaced with the following:

“Manager” shall mean Brookfield Properties Management (CA) Inc., a Delaware corporation, or, if the context requires, a Qualified Manager who is managing either Property in accordance with the terms and provisions of this Agreement.

(viii)      The definition of “Operating Partnership” is hereby deleted in its entirety and replaced with the following:

“Operating Partnership” shall mean Brookfield DTLA Holdings LLC, a Delaware limited liability company, together with its successors and permitted assigns.

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(ix)         The definition of “Prescribed Laws” is hereby deleted in its entirety and replaced with the following:

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., (d) economic sanctions administered or enforced by the United States Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, or other relevant sanctions authority, and (e) all other Legal Requirements relating to money laundering or terrorism.

(x)          The definition of “REIT” is hereby deleted in its entirety with nothing being substituted therefor:

(b)          Section 1.1. The following definitions are added to Section 1.1 of the Loan Agreement:

“BOP” shall mean Brookfield Office Properties Inc., a Canadian corporation, together with any successor entity, whether by merger, consolidation or otherwise.

“Equity Transfer Date” shall mean October 15, 2013.

“Surviving REIT” shall mean Brookfield DTLA Fund Office Trust, Inc., a Delaware corporation.

(c)          Section 2.7.1(a) of the Loan Agreement is hereby amended by deleting the second sentence thereof and substituting the following therefor:

The Lockbox Account shall be entitled “North Tower, LLC Lockbox Account - U.S. Bank National Association, as trustee, successor-in-interest to Bank of America, N.A., as trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2007- GG10, as Mortgagee”.

(d)          Section 2.7.2 of the Loan Agreement is hereby amended by deleting the second sentence thereof and substituting the following therefor:

The Cash Management Account shall be entitled “North Tower, LLC, FBO Wells Fargo as Master Servicer”.

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(e)          Section 4.1.10 of the Loan Agreement is hereby amended by adding the following sentence immediately after the first sentence set forth therein:

The representation and warranty contained in this Section 4.1.10 shall not be deemed to apply to (i) unaffiliated non-controlling preferred stockholders or members or (ii) shareholders in any indirect owner of Borrower or Guarantor whose shares are listed through a publicly traded company listed on any nationally recognized exchange.

(f)          Section 4.1.28 of the Loan Agreement is hereby amended by deleting the first sentence set forth therein and replacing it with the following:

Borrower’s principal place of business as of the date of the Equity Transfer Date is 250 Vesey Street, 15th Floor, New York, New York 10281-1023.

(g)          Section 4.1.30(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that Borrower has been since the date of its formation, is, shall be and shall continue to be a Special Purpose Entity.

(h)          Section 4.1.35 of the Loan Agreement is hereby amended by adding the following sentence immediately after the sentence set forth therein:

The covenant contained in this Section 4.1.35 shall not be deemed to apply to (i) unaffiliated non-controlling preferred stockholders or members or (ii) shareholders in any indirect owner of Borrower or Guarantor whose shares are listed through a publicly traded company listed on any nationally recognized exchange.

(i)          Section 5.1.1 of the Loan Agreement is hereby amended by adding the following sentence immediately after the first sentence set forth therein:

The covenant set forth in the immediately preceding sentence shall not be deemed to apply to (i) unaffiliated non-controlling preferred stockholders or members or (ii) shareholders in any indirect owner of Borrower or Guarantor whose shares are listed through a publicly traded company listed on any nationally recognized exchange.

(j)          Section 5.1.11(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

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Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s annual financial statements (prepared in accordance with GAAP or such other accounting basis acceptable to Lender and which may be included as schedules to the financial statements of the Guarantor to be provided to Lender under the terms of the Guaranty) covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements of Borrower shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a list of the Major Tenants, (iii) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (iv) a schedule reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow, and (v) an Officer’s Certificate certifying that (A) each annual financial statement fairly presents the financial condition and the results of operations of Borrower and the Property being reported upon and that such financial statements have been audited and given an unqualified opinion by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, and (B) as of the date thereof, whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(k)           Section 5.2.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

Borrower shall not change its principal place of business set forth in Section 4.1.28 of this Agreement (or any subsequent principal place of business changed in accordance with this Agreement) without first giving Lender at least thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 hereof without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization. As of the Equity Transfer Date, Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, is and will continue to be, the address of Borrower set forth in Section 4.1.28 of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change).

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(1)         Section 5.2.10(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

Notwithstanding the provisions of this Section 5.2.10. the following Transfers shall not be deemed to be a Transfer and shall not require Lender’s consent and shall not require the payment of any application fee:

(i)        A Transfer of (but not a pledge or encumbrance of, or granting of a security interest in) indirect ownership interests in Borrower, provided that:

(A)	no Event of Default shall then exist;

(B)	after such Transfer, BOP (I) directly or indirectly owns twenty-five percent (25%) or more of the ownership interests in Guarantor, and (II) Controls Guarantor and Borrower;

(C)	after such Transfer, Guarantor Controls and indirectly owns fifty-one percent (51%) or more of the ownership interests in Borrower;

(D)	after such Transfer, Mezzanine Borrower Controls (directly) and owns (directly) one hundred percent (100%) of the ownership interests in Borrower;

(E)	if after such Transfer, more than forty-nine percent (49%) of the direct or indirect interests in Borrower are held by any Person and its Affiliates that owned forty-nine percent (49%) or less of the direct or indirect interests in Borrower on the Equity Transfer Date, then Borrowers shall deliver an Additional Insolvency Opinion to Lender;

(F)	a Qualified Manager continues to manage the Property thereafter;

(G)	Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such Transfer, if any; and

(H)	within 10 days after such Transfer (other than Transfers permitted pursuant to clauses (ii), (iii) and (iv) below), Borrower provides Lender with a certification as to the identity of such transferee and that the representations, warranties and covenants in the Loan Documents relating to the ownership and operation of Borrower remain true and correct with respect to Borrower and its principals after such Transfer.

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(ii)      Notwithstanding the provisions of clause (i) above, a Transfer of direct or indirect ownership interests in Guarantor (but not a pledge or encumbrance of, or granting of a security interest in any such ownership interests held directly or indirectly by BOP unless the foreclosure of such pledge, encumbrance or security interest would otherwise constitute a permitted Transfer under this Agreement), provided that after such Transfer:

(A)              BOP (I) directly or indirectly owns twenty-five percent (25%) or more of the ownership interests in Guarantor and (II) Controls Guarantor and Borrower; and

(B)              Guarantor Controls and indirectly owns fifty-one percent (51%) or more of the ownership interests in Borrower.

(iii)    Transfers of direct or indirect ownership interests in BOP.

(iv)    Transfers of the Series A Preferred Shares of the Surviving REIT or the accommodation shareholders of any real estate investment trust, provided that, after such Transfer:

(A)             BOP (I) directly or indirectly owns 25% or more of the ownership interests in Guarantor and (II) Controls Guarantor and Borrower; and

(B)              Guarantor Controls and indirectly owns 51 % or more of the ownership interests in Borrower.

(m)     Section 5.2.10(f) of the Loan Agreement is hereby amended by deleting clause (v) set forth therein in its entirety and replacing it with the following:

payment of an assumption fee equal to one percent (1.00%) of the Outstanding Principal Balance with respect to each Transfer that occurs pursuant to this Section 5.2.10(f);

(a)          Section 7.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

Additional Collateral Reserve. On the Equity Transfer Date, Borrower shall deposit with Lender $5,000,000.00 in cash to be held by Lender in an account (the “Additional Collateral Reserve Account”) as additional collateral to secure Borrower’s payment of the Debt and payment and performance of the Obligations. On each Payment Date that occurs in April 2014, October 2014, April 2015 and October 2015, Borrower shall deposit with Lender $1,250,000.00 in cash to be held by Lender in the Additional Collateral Reserve Account. All amounts deposited with Lender pursuant to this Section 7.1 shall hereinafter be referred to as the “Additional Collateral Reserve Funds”, and the Additional Collateral Reserve Funds shall be considered one of the “Reserve Funds” for all purposes of this Agreement and the other Loan Documents. Provided that no monetary Event of Default shall occur between the date hereof and October 15, 2016, then Lender shall return all Additional Collateral Reserve Funds to Borrower no later than five (5) Business Days thereafter.

13

(b)          Lender and Borrower agree that all Unfunded Tenant Allowance Funds held by Lender pursuant to Section 7.4.1 of the Loan Agreement shall be transferred, on the date hereof, to the account pursuant to which Lender is holding the Rollover Reserve Funds under Section 7.4.2 of the Loan Agreement, and, on and after the date hereof, all such transferred Unfunded Tenant Allowance Funds shall be considered Rollover Reserve Funds.

(c)          Section 9.5 of the Loan Agreement is hereby amended by deleting clause (i) thereof and replacing it with the following:

(i)          [reserved]

(d)          Section 10.6 of the Loan Agreement is hereby amended by deleting all addresses therefrom, beginning at the end of the first paragraph with the phrase “If to Lender:”, and replacing them with the addresses (together with required copies) for Borrower and Lender set forth in Section 11 of this Agreement.

(e)          Schedule III of the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 5 attached to this Agreement.

5.          Amendments to Environmental Indemnity. Borrower, New Guarantor, Old Guarantor and Lender agree that Section 19 of the Environmental Indemnity is hereby amended by deleting the address for “Guarantor” set forth therein and substituting the address (together with required copies) for New Guarantor set forth in Section 11 of this Agreement.

6.          Borrower Confirmation of Loan Documents. Except as expressly set forth herein, neither the Transaction nor anything contained herein shall limit, impair, terminate or revoke the obligations of Borrower under the Loan Documents, and such obligations shall continue in full force and effect in accordance with the respective terms and provisions of the Loan Documents. Borrower hereby ratifies and agrees to pay when due all sums due or to become due or owing under the Note, the Security Instrument, the Loan Agreement and the other Loan Documents and, except as expressly set forth herein, shall hereafter faithfully perform all of its obligations under and be bound by all of the provisions of the Loan Documents and, except as expressly set forth herein, hereby ratifies and reaffirms all of its obligations and liabilities under the Note, the Security Instrument, the Loan Agreement and the other Loan Documents. Borrower has no offsets or defenses to its obligations under the Loan Documents and to the extent Borrower would be deemed to have any such offsets or defenses as of the date hereof, Borrower hereby knowingly waives and relinquishes such offsets or defenses.

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7.            Old Guaranty and Environmental Indemnity.

(a)          Confirmation of Old Guaranty and Environmental Indemnity. Except as set forth in Section 7(b) below, neither the Transaction nor anything contained herein shall limit, impair, terminate or revoke the obligations of Old Guarantor under the Old Guaranty or the Environmental Indemnity, and such obligations shall continue in full force and effect in accordance with the respective terms and provisions of the Old Guaranty and the Environmental Indemnity. Except as set forth in Section 7(b) below, Old Guarantor hereby ratifies and reaffirms all of its obligations and liabilities under the Old Guaranty and the Environmental Indemnity and reaffirms its waiver of each and every one of the defenses to such obligations as set forth in the Old Guaranty and the Environmental Indemnity.

(b)          Partial Release of Old Guarantor. Lender hereby releases (on the date hereof) Old Guarantor from liability under the Old Guaranty and the Environmental Indemnity; provided, however, that the parties hereby acknowledge and agree that Old Guarantor is expressly not released from and nothing contained herein is intended to limit, impair, terminate or revoke, any of Old Guarantor’s obligations under the Old Guaranty or the Environmental Indemnity to the extent the same arise out of or in connection with any act or omission occurring (or condition existing) on or before the date hereof (the “Retained Obligations”), and that the Retained Obligations shall continue in full force and effect in accordance with the terms and provisions thereof and hereof. Old Guarantor’s obligations under each of the Old Guaranty and the Environmental Indemnity with respect to the Retained Obligations shall not be limited, discharged, reduced or terminated by any extension, amendment, renewal or modification to the Loan Documents, including, without limitation, pursuant to this Agreement, or any of the other documents and agreements executed in connection with the transactions contemplated hereby, or due to any changes to the terms of repayment thereof, modifications, extensions or renewals of repayment dates, releases or subordinations of security in whole or in part, changes in the interest rate or advances of additional funds by Lender in its discretion for purposes related to those set forth in the Loan Documents.

(c)          Joinder to Environmental Indemnity. New Guarantor hereby joins (on the date hereof) the Environmental Indemnity as the “Guarantor” and as an “Indemnitor” thereunder and becomes a party to the Environmental Indemnity for all purposes thereof. New Guarantor further covenants and agrees that by its execution of this Agreement it shall be bound by and shall comply with all the terms and conditions of the Environmental Indemnity as if New Guarantor were an original signatory thereto.

8.            Release and Covenant Not to Sue; Default Notices.

(a)          Each of Borrower, Old Guarantor and New Guarantor on behalf of itself and its affiliates, heirs, successors and assigns (collectively, “Releasing Parties”), hereby releases and forever discharges Lender, any trustee of the Loan, any servicer of the Loan, each of their respective predecessors-in-interest and successors and assigns, together with the officers, directors, partners, employees, investors, certificate holders and agents of each of the foregoing (collectively, the “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, known or unknown, which any Releasing Party now has by reason of any cause, matter, or thing through and including the date hereof relating in any manner whatsoever to matters arising out of: (a) the Loan, including, without limitation, its funding, administration and servicing; (b) the Loan Documents; (c) the Property; (d) any reserve and/or escrow balances held by Lender or any servicers of the Loan; or (e) the Transaction. Each of Borrower, Old Guarantor and New Guarantor, on behalf of itself and its affiliates, heirs, successors and assigns, covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

15

THIS RELEASE INCLUDES CLAIMS OF WHICH BORROWER, OLD GUARANTOR AND/OR NEW GUARANTOR ARE PRESENTLY UNAWARE OR WHICH BORROWER, OLD GUARANTOR AND/OR NEW GUARANTOR DO NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BORROWER, OLD GUARANTOR AND/OR NEW GUARANTOR, WOULD MATERIALLY AFFECT BORROWER’S RELEASE OF THE LENDER PARTIES, OLD GUARANTOR’S RELEASE OF THE LENDER PARTIES OR NEW GUARANTOR’S RELEASE OF THE LENDER PARTIES. BORROWER, OLD GUARANTOR AND NEW GUARANTOR EACH SPECIFICALLY WAIVES THE PROVISION OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(b)          Based solely on the actual knowledge of Tim Teague, an employee of Master Servicer who is currently assigned to the servicing of the Loan, and without investigation or inquiry, no Event of Default has occurred and is continuing. For purposes of the foregoing, “Master Servicer” means Wells Fargo Bank, National Association, in its capacity as master servicer for the Loan.

9.          Transaction Indemnity.

(a)          Borrower agrees to reimburse, defend, indemnify and hold Lender, its officers, agents, loan servicers and employees harmless from and against any and all liabilities, claims, damages, penalties, expenditures, losses or charges (including, but not limited to, all reasonable legal fees and court costs), which may now or in the future be suffered, paid or otherwise actually incurred as a result of or arising out of any fraudulent or tortious conduct of Borrower in connection with this Agreement, including the intentional misrepresentation of financial data presented by or on behalf of Borrower to Lender.

(b)          Old Guarantor agrees to reimburse, defend, indemnify and hold Lender, its officers, agents, loan servicers and employees harmless from and against any and all liabilities, claims, damages, penalties, expenditures, losses or charges (including, but not limited to, all reasonable legal fees and court costs), which may now or in the future be suffered, paid or otherwise actually incurred as a result of or arising out of any fraudulent or tortious conduct of Old Guarantor in connection with this Agreement, including the intentional misrepresentation of financial data presented by or on behalf of Old Guarantor to Lender.

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(c)          New Guarantor agrees to reimburse, defend, indemnify and hold Lender, its officers, agents, loan servicers and employees harmless from and against any and all liabilities, claims, damages, penalties, expenditures, losses or charges (including, but not limited to, all reasonable legal fees and court costs), which may now or in the future be suffered, paid or otherwise actually incurred as a result of or arising out of any fraudulent or tortious conduct of New Guarantor in connection with this Agreement, including the intentional misrepresentation of financial data presented by or on behalf of New Guarantor to Lender.

10.         Costs and Expenses. The following fees, costs and expenses charged or incurred by Lender in connection with the Transaction, this Agreement and the transactions contemplated hereunder shall be the obligations of Borrower and paid by Borrower on or prior to the date hereof: (i) reasonable attorney’s fees actually incurred by Lender’s counsel and Servicer’s counsel; (ii) any mortgage, intangible and like taxes which may be due and payable on account of this Agreement or the transactions contemplated hereunder; (iii) all other fees, costs and expenses incurred by Lender in connection with the Transaction, this Agreement and the transactions contemplated hereunder, including but not limited to, the Processing Fee described in the application submitted by Borrower and others to Wells Fargo Bank, N.A., as master servicer for the Loan (the “Application”), in connection with Borrower’s request for Lender’s consent to the Transaction; (iv) the Transfer Fee (as defined in the Application) in the amount of Two Million Seven Hundred Fifty Thousand and 00/100ths Dollars ($2,750,000.00); and (v) rating agency fees, costs and expenses. The effectiveness of this Agreement is subject to and conditioned upon payment by Borrower of the foregoing fees, costs and expenses specified in the escrow instruction letter, dated on or about the date hereof, that was delivered by Goodwin Procter LLP, as counsel to Borrower for such purposes, and acknowledged and agreed to by Fidelity National Title Insurance Company, as escrow agent, in connection with the closing of, among other transactions, the Equity Transfer.

11.         Notices. With respect to all notices or other written communications hereunder, such notice or written communication shall be given, and shall be deemed effective, pursuant to the procedures set forth in Section 10.6 of the Loan Agreement, addressed as follows:

If to Borrower:	North Tower, LLC
c/o Brookfield Office Properties
U.S. Commercial Operations
250 Vesey Street, 15th Floor
New York, New York 10281-1023
Attn: Jason Kirschner
Fax: 212-417-7194

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with a copy to:	Brookfield Properties Management (CA) Inc.
c/o Brookfield Office Properties
250 Vesey Street, 15th Floor
New York, New York 10281
Attn: General Counsel
Fax: 212-417-7197

and

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Joshua Mermelstein
Fax: 212-859-4000

and

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attn: Samuel L. Richardson
Fax: 617-523-1231

If to New Guarantor:	Brookfield Holdings DTLA LLC
c/o Brookfield Office Properties
U.S. Commercial Operations
250 Vesey Street, 15th Floor
New York, New York 10281-1023
Attn: Jason Kirschner
Fax: 212-417-7194

with a copy to:	Brookfield Properties Management (CA) Inc.
c/o Brookfield Office Properties
250 Vesey Street, 15th Floor
New York, New York 10281
Attn: General Counsel
Fax: 212-417-7197
and

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Joshua Mermelstein
Fax: 212-859-4000

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and

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attn: Samuel L. Richardson
Fax: 617-523-1231

If to Old Guarantor:	MPG Office, L.P.
c/o MPG Office Trust
355 South Grand Avenue, Suite 3300
Los Angeles, California 90071
Attn: Christopher M. Norton
Executive Vice President, General Counsel Fax: 213-533-5572

with a copy to:	Latham & Watkins LLP
650 Town Center Drive
20th Floor
Costa Mesa, CA 92626-1925
Attn: David C. Meckler
Fax: 714-755-8290

If to Lender:	U.S. Bank National Association, as Trustee,
Successor-in-interest to Bank of America, N.A., as
Trustee for the Registered Holders of GS Mortgage
Securities Corporation II, Commercial Mortgage
Pass-Through Certificates, Series 2007-GG10
c/o Wells Fargo Commercial Mortgage Servicing
Duke Energy Center
550 S. Tryon Street, 14th Floor
Charlotte, NC 28202
Attention: Asset Manager
Loan Nos.: 34-3002026 and 30-9991191

with a copy to:	Dechert LLP
One Maritime Plaza, Suite 2300
San Francisco, CA 94111
Attention: Joseph B. Heil

12.         Loan Documents. This Agreement and all other documents executed in connection herewith shall each constitute a Loan Document for all purposes under the Note, the Security Instrument, the Loan Agreement and the other Loan Documents. All references in each of the Loan Documents to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as defined herein. All references in each of the Loan Documents to the Loan

19

Documents or to any particular Loan Document shall be deemed to be a reference to such Loan Documents as amended by this Agreement, the Lockbox Agreement Amendment or the Cash Management Agreement Amendment, as applicable, and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time.

13.         No Other Amendments. Except as expressly amended hereby or in connection herewith, each Original Loan Document shall remain in full force and effect in accordance with its terms and provisions, without any waiver, amendment or modification of any provision thereof.

14.         No Further Modifications. This Agreement may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.

15.         Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal and enforceable. The validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.         Successors and Assigns. This Agreement is binding on, and shall inure to the benefit of the parties hereto, their administrators, executors, and successors and assigns; provided, however, that each of Borrower, Old Guarantor and New Guarantor may only assign its rights hereunder to the extent expressly permitted in the Loan Documents.

17.         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions of said state.

18.         Entire Agreement. This Agreement constitutes all of the agreements among the parties relating to the matters set forth herein and supersedes all other prior or concurrent oral or written letters, agreements and understandings with respect to the matters set forth herein.

19.         Counterparts. This Agreement may be signed in any number of counterparts by the parties hereto, all of which taken together shall constitute one and the same instrument.

[Signatures appear on the following pages]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

LENDER:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF GS MORTGAGE SECURITIES CORPORATION II, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007- GG10

By:	Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, N.A., as Master Servicer

By:	/s/ Wayne Ventus, Jr.
	Name:	Wayne Ventus, Jr.
	Title:	Assistant Vice President

[signatures continue on next page]

Consent and Acknowledgement Agreement

Wells Fargo Tower

18307395

BORROWER:

NORTH TOWER, LLC,
a Delaware limited liability company

By:	/s/ G. Mark Brown
	Name:	G. Mark Brown
	Title:	Global Chief Investment Officer

NEW GUARANTOR:

BROOKFIELD DTLA HOLDINGS LLC,
a Delaware limited liability company

By:	Brookfield DTLA GP LLC, a Delaware limited liability company, its managing member

By:	/s/ G. Mark Brown
	Name:	G. Mark Brown
	Title:	Global Chief Investment Officer

[signatures continue on next page]

Consent and Acknowledgement Agreement

Wells Fargo Tower

18307395

OLD GUARANTOR:

MPG OFFICE, L.P.,
a Maryland limited partnership

By:	MPG Office Trust, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Christopher M. Norton
	Name:	Christopher M. Norton
	Title:	Executive Vice President, General Counsel

Consent and Acknowledgement Agreement

Wells Fargo Tower

18307395

SCHEDULE 1

Consents

None

SCHEDULE 2

Qualified and Excluded Representations and Warranties

The representations and warranties set forth in Section 4.1.4, Section 4.1.6, Section 4.1.7, Section 4.1.8, Section 4.1.11, Section 4.1.20, Section 4.1.26 and Section 4.1.39 of the Loan Agreement are excluded for purposes of Section 2(d) of this Agreement and are not deemed remade.

SCHEDULE 3

Financial Statements Exceptions

None

SCHEDULE 4

Organizational Chart of Borrower

(Pre-Transaction)

[attached]

Wells Fargo Tower Structure

Before Consummation

Of Merger Transaction

SCHEDULE 5

Organizational Chart of Borrower

(Post-Transaction)

[attached]

Bank of America Plaza / E&Y Plaza / Gas Company Tower / Wells Fargo Tower

Ownership Structure

Post-Closing

Brookfield Office Properties, Inc.
Intermediary Entities
Brookfield Properties Investor Corporation
Intermediary Entities
BPOP Investor Subsidiary Inc. [1]
BOP Management Inc. [1]
Third Party Investors
Brookfield DTLA GP LLC
Managing Member
Brookfield DTLA Holdings LLC [2]
100% common
Brookfield DTLA Fund Properties LLC
Managing Member
Brookfield DTLA Fund Properties II LLC
Managing Member
100% common
100% common
Brookfield DTLA Fund Properties III LLC
Brookfield DTLA 555 West 5th REIT LLC
100% common
100% common
Sole Member
Sole Member
Brookfield DTLA 725 South Figueroa REIT LLC
Brookfield DTLA 333 South Hope REIT LLC
Brookfield DTLA 333 South Grand REIT LLC
Maguire Properties-350 S. Figueroa Mezzanine, LLC
Maguire Properties-555 W. Fifth Mezzanine, LLC
Sole Member
Sole Member
Sole Member
Sole Member
Sole Member
EYP Realty Holdings, LLC
333 South Hope Mezz LLC
North Tower Mezzanine, LLC
Maguire Properties-350 S. Figueroa, LLC
Maguire Properties-555 W. Fifth, LLC
Sole Member
Sole Member
Sole Member
EYP Realty, LLC
333 South Hope Plant LLC
333 South Hope Co. LLC
North Tower, LLC
Fee
Fee
Fee
Fee
Fee
Ernst & Young Plaza (Los Angeles)
Operator of Chiller Plant at Bank of America Plaza
Bank of America Plaza (Los Angeles)
Wells Fargo Tower (Los Angeles)
World Trade Center Garage (Los Angeles)
Gas Co. Tower (Los Angeles)

[1]  BOP Management Inc. and BPOP Investor Subsidiary Inc. combine to directly own at least 25% of the interests in Brookfield DTLA Holdings LLC

[2]  Brookfield DTLA Holdings LLC Controls and indirectly owns at least 51% of the interests in each of EYP Realty, LLC, 333 South Hope Co. LLC, North Tower, LLC, Maguire Properties-350 S. Figueroa, LLC and Maguire Properties-555 W. Fifth, LLC